UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2003

FINISAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 548-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Matters.

     On October 7, 2003, Finisar Corporation announced the proposed offering of $100 million of convertible subordinated notes due 2010 in a private placement. Attached as an exhibit is a press release announcing the offering.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 7, 2003 regarding proposed offering of $100 million of convertible subordinated notes due 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION

	By:	/s/ Stephen K. Workman

Date: October 7,2003		Stephen K. Workman Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 7, 2003 regarding proposed offering of $100 million of convertible subordinated notes due 2010.